Exhibit 99.1

BridgeBio Pharma Reports Third Quarter 2024 Financial Results and Business Update

- Patients on acoramidis, a near complete (≥90%) TTR stabilizer in clinical development, lived longer and better as shown in the ATTRibute-CM study. This is the only Phase 3 study of an ATTR-CM disease-modifying treatment to demonstrate improvement in hard clinical outcomes in the combined assessment of CVH and ACM to this degree, this quickly

- BridgeBio’s late-stage pipeline continues to rapidly progress with three Phase 3 readouts expected in 2025. Program highlights from this quarter include:

- CALIBRATE, the Phase 3 clinical trial of encaleret in ADH1, completed screening

- FORTIFY, the Phase 3 clinical trial for LGMD2I/R9, completed enrollment

- The FDA granted Breakthrough Therapy Designation to oral infigratinib for achondroplasia

- Regenerative Medicine Advanced Therapy Designation awarded to BBP-812 for Canavan disease

- Published a MIT Business School case study on BridgeBio’s pioneering business model in the 50th edition of the Journal of Portfolio Management celebrating the work of Harry Markowitz, the Nobel prize-winning inventor of Modern Portfolio Theory, outlining our efforts to build a new type of biopharmaceutical company

- The Company ended the quarter with $406 million in cash, cash equivalents, and short-term restricted cash. It anticipates receiving a $500 million milestone payment under our royalty funding agreement upon FDA approval of acoramidis, as well as $105 million in aggregate regulatory milestone payments upon approval of acoramidis in European and Japanese territories

Palo Alto, CA – November 12, 2024 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (BridgeBio or the Company), a new type of biopharmaceutical company focused on genetic diseases, today reported its financial results for the third quarter ended September 30, 2024, and provided an update on the Company’s operations.

“I’m grateful for the continued progress that we have seen across our late-stage pipeline, and I’m excited for the upcoming opportunity to serve patients with ATTR-CM in the commercial marketplace,” said Dr. Neil Kumar, Ph.D., CEO and Founder of BridgeBio. “Underpinning this headway is a corporate experiment we have been conducting for over 9 years now that posits a new type of biotech business model, and so I’m also proud to have released our first case study in The Journal of Portfolio Management, highlighting salient elements of that model.”

Pipeline overview:

Program	Status	Next expected milestone
Acoramidis for ATTR-CM	NDA filed with U.S. FDA	November 29, 2024 PDUFA date
Encaleret for ADH1	Enrolling CALIBRATE, Phase 3 study	Enrollment completion in 2024
BBP-418 (ribitol) for LGMD2I/R9	FORTIFY, Phase 3 study enrollment completed	Interim analysis in 2025
Infigratinib for achondroplasia	Enrolling PROPEL 3, Phase 3 study	Enrollment completion in 2024
Infigratinib for hypochondroplasia	Enrolling observational run-in for ACCEL 2, Phase 2 study	Enrollment completion date to be announced
BBP-812 for Canavan disease	Enrolling at high dose in Phase 1/2 study	Enrollment completion date to be announced

Late-stage investigational programs updates:

•
Acoramidis – Near-complete transthyretin (TTR) stabilizer for transthyretin amyloid cardiomyopathy (ATTR-CM):
o
Based on the positive results from ATTRibute-CM, BridgeBio filed a new drug application (NDA) to the FDA, which has been accepted with a PDUFA action date of November 29, 2024, and the late cycle meeting with the FDA has been completed.
o
Outcomes data through 42 months from the ongoing long-term open-label extension (OLE) of ATTRibute-CM, the Company’s Phase 3 study of acoramidis in ATTR-CM, will be shared at the American Heart Association (AHA) Scientific Sessions on November 18th.
o
During the European Society of Cardiology (ESC) 2024, a new analysis was shared in an oral presentation, showing:
▪
Increased serum TTR at Day 28 of ATTRibute-CM was correlated with reduced risk of ACM, cardiovascular mortality (CVM) and CVH in ATTR-CM.
▪
A mean of 3.0mg/dL increase in serum transthyretin (TTR) at Month 1 of the OLE (n=21) and mean of 3.4mg/dL increase in serum TTR at Month 6 of the OLE (n=18) in participants who switched from tafamidis and placebo to acoramidis in the ATTRibute-CM study.
o
A post-hoc analysis of ATTRibute-CM evaluating the effect of acoramidis on the composite endpoint of ACM and recurrent CVH events was shared at the Heart Failure Society of America (HFSA) Annual Scientific Meeting 2024, which included the following data:
▪
A 42% reduction in composite ACM and recurrent CVH events at 30 months observed with acoramidis treatment compared to placebo by applying a negative binomial regression model (post-hoc) (p=0.0005).
▪
A 42% reduction in the total number of ACM and recurrent CVH events per patient observed over 30 months with acoramidis treatment compared to placebo.
▪
A 30.5% hazard reduction in ACM and recurrent CVH events at 30 months observed with acoramidis treatment compared to placebo by applying the Andersen-Gill model (post-hoc) (p=0.0008).
o
BridgeBio announced the initiation of a scientific collaboration with the CarDS Lab, led by cardiologist-data scientist, Rohan Khera, M.D., M.S. at the Yale School of Medicine, for the launch of the TRACE-AI Network, a novel paradigm of large-scale federated AI screening for ATTR-CM.
o
Upon FDA approval of acoramidis, it is our intent to honor the courage of our U.S. clinical trial patients by providing them acoramidis free for life.
•
Encaleret – Calcium-sensing receptor (CaSR) antagonist for autosomal dominant hypocalcemia type 1 (ADH1):
o
CALIBRATE, the Phase 3 clinical trial of encaleret in ADH1, completed screening; the Company anticipates completing enrollment of the CALIBRATE study in 2024.
o
Proof-of-principle data of encaleret, an oral option for post-surgical hypoparathyroidism, were presented at the American Society for Bone Mineral Research meeting demonstrating a concomitant normalization of blood and urine calcium in 86% of participants within 5 days.

•
BBP-418 (ribitol) – Glycosylation substrate for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):
o
BridgeBio completed enrollment of FORTIFY, the Company’s Phase 3 registrational study of BBP-418 in individuals with LGMD2I/R9, with topline data readout from the interim analysis expected in 2025.
o
BridgeBio believes there is an opportunity to pursue Accelerated Approval in the U.S. for BBP-418 in LGMD2I/R9 based on a potential biomarker surrogate endpoint of glycosylated alpha-dystroglycan (αDG) at time of the interim analysis.
o
The FDA has granted Rare Pediatric Disease Designation for BBP-418 in the treatment of LGMD2I/R9. If BBP-418 is approved, BridgeBio may qualify for a Priority Review Voucher, which can be applied to another therapy in the Company’s pipeline for a shorter timeline during the review process of a New Drug Application or can be sold and transferred to another company looking to receive priority review for one of its applications.

•
Infigratinib – FGFR1-3 inhibitor for achondroplasia and hypochondroplasia:
o
The FDA granted Breakthrough Therapy Designation to infigratinib for demonstrating substantial improvement in efficacy over available therapies on clinically significant endpoint(s).
o
The PROPEL 3 global Phase 3 registrational study of infigratinib in achondroplasia continues to enroll; study completion anticipated by the end of the year. PROPEL, BridgeBio’s observational lead-in study in achondroplasia for PROPEL 3, has completed enrollment.
o
The initial phase of MyAchonJourney, a new online resource to support individuals and families living with achondroplasia, was launched.
o
ACCEL 2/3 will be a global Phase 2/3 multicenter, single-dose study, to evaluate the efficacy and safety of 0.25mg/kg/day of infigratinib in children living with hypochondroplasia. ACCEL, BridgeBio’s observational lead-in study for hypochondroplasia, continues to enroll.
•
BBP-812 – Adeno-associated virus (AAV) 9 gene therapy for Canavan disease:
o
The Canavan disease program received RMAT Designation based on preliminary clinical evidence from the CANaspire Phase 1/2 clinical trial.
o
BridgeBio will leverage the benefits of RMAT designation, including early and more frequent interactions with the FDA, to establish an Accelerated Approval pathway for BBP-812.
o
New positive data from the high-dose cohort includes:
▪
Progressive and continued post-dose improvement in gross motor function (measured by Gross Motor Function Measure (GMFM)-88) and achievement of motor milestones (measured by Hammersmith Infant Neurological Examination (HINE)-2).
▪
In the low-dose cohort, these strikingly divergent trajectories resulted in statistically significant improvements in achieved motor function and milestones at 12-months after treatment with BBP-812, compared to what is observed in and predicted by the natural history of the disease seen in BridgeBio’s study, CANinform; data from the high dose cohort are not yet available.

Third Quarter 2024 Financial Results:

“We are prepared to launch acoramidis in the U.S., upon approval by the FDA, at the end of 2024 as well as to read out our three ongoing Phase 3 studies in 2025,” said Brian Stephenson, Ph.D., CFA, Chief Financial Officer of BridgeBio. “As we continue to move our late-stage pipeline forward, we are excited to also take an initial step in explaining the thesis and underlying logic of our decision making with the recent release of our case study in The Journal of Portfolio Management.”

Cash, Cash Equivalents, and Short-term Restricted Cash

Cash, cash equivalents and short-term restricted cash, totaled $405.7 million as of September 30, 2024, compared to $392.6 million of cash, cash equivalents and short-term restricted cash as of December 31, 2023. The $13.1 million net increase in cash, cash equivalents and short-term restricted cash was primarily attributable to net proceeds received from the term loan under the credit facility with Blue Owl of $434.0 million, net proceeds received from various equity financings of $314.7 million, proceeds from the sale of investments in equity securities of $63.2 million, and special cash dividends received from investments in equity securities of $25.7 million. These increases in cash, cash equivalents and short-term restricted cash were primarily offset by the impacts of refinancing the Company’s previous senior secured credit term loan, inclusive of prepayment fees and exit-related costs in aggregate of $473.4 million, net cash used in operating activities of $325.4 million, purchases of equity securities of $20.3 million, and repurchase of shares to satisfy tax withholdings of $6.1 million during the nine months ended September 30, 2024.

Revenue

Revenue for the three and nine months ended September 30, 2024 were $2.7 million and $216.0 million, respectively, as compared to $4.1 million and $7.6 million for the same periods in the prior year.

The decrease of $1.4 million in revenue for the three months ended September 30, 2024, compared to the same period in the prior year, was primarily due to the recognition of services revenue under the exclusive license and collaboration agreements with Bayer and Kyowa Kirin. Revenue for the three months ended September 30, 2023 primarily consists of the recognition of services revenue under the Navire-BMS License Agreement, which terminated effective June 2024.

The increase of $208.4 million in revenue for the nine months ended September 30, 2024, compared to the same period in the prior year, was primarily due to $205.3 million from recognition of non-refundable upfront payments and service revenue under the Bayer and the Kyowa Kirin exclusive license and collaboration agreements.

Operating Costs and Expenses

Operating costs and expenses for the three and nine months ended September 30, 2024 were $194.5 million and $583.0 million, respectively, compared to $161.8 million and $437.5 million for the same periods in the prior year.

The overall increase of $32.7 million in operating costs and expenses for the three months ended September 30, 2024, compared to the same period in the prior year, was primarily due to an increase of $33.0 million in selling, general and administrative (SG&A) expenses mainly to support commercialization readiness efforts which included costs incurred for marketing, advertising and buildup of salesforce, an increase of $4.3 million in restructuring, impairment and related charges, offset by a decrease of $4.6 million in research and development and other expenses (R&D) mainly due to the deconsolidation of certain subsidiaries.

The overall increase of $145.5 million in operating costs and expenses for the nine months ended September 30, 2024, compared to the same period in the prior year, was primarily due to an increase of $91.1 million in SG&A expenses mainly to support commercialization readiness efforts which included costs incurred for marketing, advertising and buildup of salesforce, an increase of $50.6 million in R&D expenses to advance the Company’s pipeline of research and development programs, and an increase of $3.8 million in restructuring, impairment and related charges. Operating costs and expenses for the nine months ended September 30, 2024, include $25.0 million of nonrecurring deal-related costs for transactions that were completed during the nine months ended September 30, 2024.

Restructuring, impairment and related charges for the three and nine months ended September 30, 2024 amounted to $4.6 million and $10.9 million, respectively. These charges primarily consisted of impairments and write-offs of long-lived assets, severance and employee-related costs, and exit and other related costs. Restructuring, impairment and related charges for the same periods in the prior year were $0.3 million and $7.2 million, respectively. These charges primarily consisted of winding down, exit costs, and severance and employee-related costs.

Stock-based compensation expenses included in operating costs and expenses for the three months ended September 30, 2024 were $27.1 million, of which $12.1 million is included in R&D expenses, $15.0 million is included in SG&A expenses, and less than $0.1 million is included in restructuring, impairment and related charges. Stock-based compensation expenses included in operating costs and expenses for the same period in the prior year were $27.2 million, of which $14.1 million is included in R&D expenses, and $13.1 million is included in SG&A expenses.

Stock-based compensation expenses included in operating costs and expenses for the nine months ended September 30, 2024 were $77.4 million, of which $29.8 million is included in R&D expenses, $47.5 million is included in SG&A expenses, and $0.1 million is included in restructuring, impairment and related charges. Stock-based compensation expenses included in operating costs and expenses for the same period in the prior year were $77.9 million, of which $39.2 million is included in R&D expenses, and $38.7 million is included in SG&A expenses.

Total Other Income (Expense), net

Total other income (expense), net for the three and nine months ended September 30, 2024 were $27.5 million and $91.0 million, respectively, compared to ($21.8) million and ($53.0) million for the same periods in the prior year.

The increase in total other income (expense), net of $49.3 million for the three months ended September 30, 2024, compared to the same period in the prior year, was primarily due to the Company’s gain on deconsolidation of subsidiaries of $52.0 million and an increase in other income (expense), net of $7.1 million mainly due to mark to market fair value adjustments from the Company’s investments in equity securities. This was partially offset by a net loss from an equity method investment of $6.6 million and an increase in interest expense of $2.8 million.

The increase in total other income (expense), net of $144.0 million for the nine months ended September 30, 2024, compared to the same period in the prior year, was primarily due to the Company’s gain on deconsolidation of subsidiaries of $178.3 million and an increase in other income (expense), net of $15.1 million mainly due to mark to market fair value adjustments from the Company’s investments in equity securities. These were partially offset by recognition of a loss on extinguishment of debt of $26.6 million, a net loss from equity method investments of $14.5 million and an increase in interest expense of $8.4 million.

Net Loss Attributable to Common Stockholders of BridgeBio and Net Loss per Share

For the three and nine months ended September 30, 2024, the Company recorded a net loss attributable to common stockholders of BridgeBio of $162.0 million and $270.7 million, respectively, compared to $177.0 million and $475.1 million, respectively for the three and nine months ended September 30, 2023.

For the three and nine months ended September 30, 2024, the Company reported a net loss per share of $0.86 and $1.46, respectively compared to $1.08 and $2.99, respectively for the three and nine months ended September 30, 2023.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenue	$2,732	$4,091	$216,020	$7,558
Operating costs and expenses:
Research, development and other expenses	121,042	125,734	377,905	327,333
Selling, general and administrative	68,819	35,777	194,149	103,007
Restructuring, impairment and related charges	4,621	272	10,912	7,172
Total operating costs and expenses	194,482	161,783	582,966	437,512
Loss from operations	(191,750)	(157,692)	(366,946)	(429,954)
Other income (expense), net:
Interest income	3,296	3,793	12,566	12,460
Interest expense	(23,061)	(20,306)	(69,469)	(61,021)
Gain on deconsolidation of subsidiaries	52,027	—	178,321	—
Loss on extinguishment of debt	—	—	(26,590)	—
Net loss from equity method investments	(6,563)	—	(14,488)	—
Other income (expense), net	1,797	(5,283)	10,648	(4,408)
Total other income (expense), net	27,496	(21,796)	90,988	(52,969)
Net loss	(164,254)	(179,488)	(275,958)	(482,923)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	2,214	2,489	5,246	7,869
Net loss attributable to common stockholders of BridgeBio	$(162,040)	$(176,999)	$(270,712)	$(475,054)
Net loss per share, basic and diluted	$(0.86)	$(1.08)	$(1.46)	$(2.99)
Weighted-average shares used in computing net loss per share, basic and diluted	188,510,372	163,308,632	184,947,173	158,891,152

	Three Months Ended September 30,		Nine Months Ended September 30,
Stock-based Compensation	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Research, development and other expenses	$12,124	$14,144	$29,840	$39,152
Selling, general and administrative	14,969	13,086	47,511	38,731
Restructuring, impairment and related charges	38	—	81	—
Total stock-based compensation	$27,131	$27,230	$77,432	$77,883

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2024	2023
Assets	(Unaudited)	(1)
Cash and cash equivalents	$266,324	$375,935
Investments in equity securities	—	58,949
Receivables from licensing and collaboration agreements	478	1,751
Short-term restricted cash	139,409	16,653
Prepaid expenses and other current assets	38,367	24,305
Investment in nonconsolidated entities	160,443	—
Property and equipment, net	8,701	11,816
Operating lease right-of-use assets	6,439	8,027
Intangible assets, net	24,525	26,319
Other assets	20,291	22,625
Total assets	$664,977	$546,380
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders’ Deficit
Accounts payable	$13,363	$10,655
Accrued and other liabilities	109,482	122,965
Operating lease liabilities	10,433	13,109
Deferred revenue	30,398	9,823
2029 Notes, net	738,376	736,905
2027 Notes, net	544,719	543,379
Term loan, net	436,221	446,445
Other long-term liabilities	377	5,634
Redeemable convertible noncontrolling interests	645	478
Total BridgeBio stockholders' deficit	(1,229,922)	(1,354,257)
Noncontrolling interests	10,885	11,244
Total liabilities, redeemable convertible noncontrolling interests and stockholders’ deficit	$664,977	$546,380

(1)	The condensed consolidated financial statements as of and for the year ended December 31, 2023 are derived from the audited consolidated financial statements as of that date.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net loss	$(275,958)	$(482,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	65,673	71,685
Loss on extinguishment of debt	26,590	—
Accretion of debt	5,399	6,724
Depreciation and amortization	4,708	4,909
Noncash lease expense	3,119	3,024
Accrual of payment-in-kind interest on term loan	—	6,742
Net loss from equity method investments	14,488	—
Loss (gain) on deconsolidation of subsidiaries	(178,321)	1,241
Loss (gain) from investment in equity securities, net	(8,136)	2,951
Other noncash adjustments, net	(2,059)	(332)
Changes in operating assets and liabilities:
Receivables from licensing and collaboration agreements	1,273	11,909
Prepaid expenses and other current assets	(17,543)	(980)
Other assets	(428)	1,443
Accounts payable	5,257	(3,404)
Accrued compensation and benefits	5,580	(4,156)
Accrued research and development liabilities	15,454	(10,544)
Operating lease liabilities	(4,459)	(3,671)
Deferred revenue	20,575	(4,464)
Accrued professional and other liabilities	(6,612)	(3,055)
Net cash used in operating activities	(325,400)	(402,901)
Investing activities:
Purchases of marketable securities	(93,811)	(29,726)
Maturities of marketable securities	95,000	82,550
Purchases of investments in equity securities	(20,271)	(78,314)
Proceeds from sales of investments in equity securities	63,229	80,963
Proceeds from special cash dividends received from investments in equity securities	25,682	—
Payment for an intangible asset	(4,785)	—
Purchases of property and equipment	(886)	(871)
Decrease in cash and cash equivalents resulting from deconsolidation of subsidiaries	(140)	(503)
Net cash provided by investing activities	64,018	54,099
Financing activities:
Proceeds from term loan under Financing Agreement	450,000	—
Issuance costs and discounts associated with term loan under Financing Agreement	(15,986)	—
Repayment of term loan under Loan and Security Agreement	(473,417)	—
Proceeds from issuance of common stock through public offerings, net	314,741	450,264
Proceeds from BridgeBio common stock issuances under ESPP	4,502	3,397
Proceeds from stock option exercises, net of repurchases	808	5,222
Transactions with noncontrolling interests	—	1,500
Repurchase of RSU shares to satisfy tax withholding	(6,122)	(4,325)
Net cash provided by financing activities	274,526	456,058
Net increase in cash, cash equivalents and restricted cash	13,144	107,256
Cash, cash equivalents and restricted cash at beginning of period	394,732	416,884
Cash, cash equivalents and restricted cash at end of period	$407,876	$524,140

	Nine Months Ended September 30,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$78,236	$50,826
Supplemental Disclosures of Noncash Investing and Financing Information:
Unpaid public offering issuance costs	$—	$455
Unpaid property and equipment	$274	$192
Transfers to noncontrolling interests	$(4,719)	$(8,313)
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$266,324	$505,213
Restricted cash	139,409	16,652
Restricted cash — Included in “Other assets”	2,143	2,275
Total cash, cash equivalents and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$407,876	$524,140

About BridgeBio Pharma, Inc.

BridgeBio Pharma (BridgeBio) is a new type of biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com and follow us on LinkedIn and Twitter.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including express and implied statements relating to the Company’s clinical trials, including the PDUFA approval date for acoramidis for the treatment of ATTR-CM; timing to share data from the long-term open-label extension of ATTRibute-CM; the potential to receive payments of $500 million and $105 million upon approval of acoramidis; providing U.S. clinical trial patients acoramidis free for life, upon approval; timing for completion of enrollment in PROPEL 3 and completion of the study; timing for sharing top-line results from FORTIFY for the interim analysis population; the potential to pursue Accelerated Approval in the U.S. for ribitol in LGMD2I/R9; the Company’s ability to qualify for a Priority Review Voucher with respect to ribitol; timing for completion of enrollment in CALIBRATE; and the expectation of early and more frequent interactions with the FDA relating to BBP-812 for the treatment of Canavan disease, among others, reflect the Company’s current views about the Company’s plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from the Company’s preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations the Company’s product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for the Company’s product candidates, the FDA or such other regulatory agencies not agreeing with the Company’s regulatory approval strategies, components of the Company’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of the Company’s collaborations, the Company’s ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in the Company’s share price, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Contact:
Vikram Bali
contact@bridgebio.com
(650)-789-8220